UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 31, 2016

ALLIANCEBERNSTEIN L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. are furnishing their news release (“RASL Release”) issued on August 31, 2016 announcing AB’s definitive agreement to acquire Ramius Alternative Solutions LLC (“RASL”), which is jointly owned by Ramius LLC (the investment division of Cowen Group, Inc. [NASDAQ: COWN]) and the two principals of RASL, Stuart Davies and Vikas Kapoor. With more than $3 billion in assets under management as of July 1, 2016, RASL offers a range of customized alternative investment and advisory solutions to a global institutional client base. These solutions provide access to return sources that can complement an investor's existing alternative strategy, and offer the benefits of improved liquidity, reduced cost and greater transparency to overall portfolio construction. The acquisition adds new investment capabilities in factor-based and Alternative Risk Premia solutions to AB and expands the firm’s offerings in the multi-asset and alternatives investment space. Stuart Davies and Vikas Kapoor will join AB, along with investment and support team members of RASL.

The RASL Release is attached hereto as Exhibit 99.01.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

99.01	RASL Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN L.P.
Dated: September 1, 2016	By:	/s/ David M. Lesser
David M. Lesser Corporate Secretary

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